ARTICLES OF INCORPORATION
                                       OF
                            PBHG ADVISOR FUNDS, INC.


                                    ARTICLE I

                                  INCORPORATOR

THE UNDERSIGNED, John M. Zerr, whose address is 825 Duportail Road, Wayne, Pennsylvania 19087, being more than 18 years of age, does under and by virtue of the general laws of the State of Maryland, act as incorporator to form a corporation.

                                   ARTICLE II

                               NAME OF CORPORATION

The name of the corporation is PBHG ADVISOR FUNDS, INC. (hereinafter called the "Corporation").

                                   ARTICLE III

                             PURPOSE OF CORPORATION


The purpose or purposes for which the Corporation is formed are as follows:

         (1) To hold, invest and reinvest its funds, and in connection therewith, to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any options, certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets) created or issued by any issuer (which term "issuer" shall for the purpose of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include any persons, firms, associations, corporations, syndicates, combinations, organizations, governments, or subdivisions thereof), or commodities (which term "commodities" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include any tangible or intangible asset which is, or contracts relating to which are, traded on any commodities exchange, and any contract, certificate, receipt or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other


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rights or interests therein) or put and call options relating to securities or commodities; and to exercise as owner or holder of any securities, commodities or put and call options, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any or all such securities, commodities or options.

         (2) To borrow money and pledge assets in connection with any of the objects or purposes of the Corporation, and to issue notes or other obligations evidencing such borrowing, to the extent permitted by the 1940 Act (which term, the "1940 Act," shall for the purposes of these Articles of Incorporation mean the Investment Company Act of 1940, as from time to time amended, and any rule, regulation or order thereunder).

         (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, or for such purposes and for such amount or kind or consideration (including, without limitation thereto, securities) now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation, as its Board of Directors may determine.

         (4) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of Maryland and by these Articles of Incorporation.

         (5) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.

         (6) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates, or to the extent now or hereafter permitted by the laws of Maryland, as a member of, or as the owner or holder of any securities of any issuer, and in connection therewith to make or enter into such deeds or contracts with any issuer and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.

         (7) To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

         The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall be regarded as independent, and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or

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hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

         The post office address of the principal office of the Corporation in the State of Maryland is c/o Corporation Trust Incorporated, 300 Lombard Street, Baltimore, Maryland 21202. The name of the Corporation's resident agent in the State of Maryland is Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 300 Lombard Street, Baltimore, Maryland 21202.

                                    ARTICLE V

                                  CAPITAL STOCK

5.1 Authorized Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is Five Billion (5,000,000,000) shares of the par value of one tenth of one cent ($0.001) per share and of the aggregate par value of Five Million Dollars ($5,000,000), all of which shares are designated Common Stock and which shares shall be classified in the following series (portfolios): 300,000,000 shares of the PBHG Advisor Core Value Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000
shares of the PBHG Advisor Blue Chip Growth Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Cash Reserves Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor High Yield Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Enhanced Equity Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth II Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Large Cap Concentrated Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Trend Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares);

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300,000,000 shares of the PBHG Advisor Value Opportunities Fund series (of which
100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Global Technology & Communications Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor Growth Opportunities Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Contrarian Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I Shares); 300,000,000 shares of the PBHG Advisor New Opportunities Fund series (of which 100,000,000 shall be classified as Class A Shares; 100,000,000 as Class B Shares; and 100,000,000 as Class I); 300,000,000 shares of the PBHG Advisor REIT Fund series (of which 100,000,000 shares shall be classified as Class A Shares; 100,000,000 as Class B shares; and 100,000,000 as Class I); and 300,000,000 shares of the PBHG Advisor Master Fixed Income Fund series (of which 100,000,000 shall be classified as Class A Shares; 100,000,000 as Class B; and 100,000,000 as Class I).

         The remaining 500,000,000 shares are shares of Common Stock without further designation or classification.

5.2 Authorization of Stock Issuance. The Board of Directors may classify any unissued shares of Common Stock from time to time in one or more classes or series of stock. The Board of Directors may reclassify any previously classified but unissued shares of any class or series of stock from time to time in one or more classes or series of stock. The Board of Directors may authorize the issuance and sale of capital stock of the Corporation, from time to time in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law. All shares shall be issued on a fully paid and non-assessable basis.

5.3 Fractional Shares. The Corporation may issue fractional shares. Any fractional share shall carry proportionately the rights of a whole share, excepting the right to receive a certificate evidencing such fractional share, but including, without limitation, the right to vote and the right to receive dividends.

5.4 Description of Stock. The voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Corporation's stock shall be as follows, unless otherwise provided in Articles Supplementary hereto:

         (a) Income. The Board of Directors shall have full discretion, to the extent not inconsistent with the General Laws of the State of Maryland and the 1940 Act, to

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         determine which items shall be treated as income and which items shall be treated as capital. Each such determination shall be conclusive and binding.

         (b) Dividends and Distributions. The holders of the Corporation's capital stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in such amounts and at such times as may be determined by the Board of Directors. Any such dividends or distributions may be declared payable in cash, property or shares of the Corporation's stock, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors. Dividends and distributions may be declared with such frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with such frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of such declaration. The Board of Directors may establish payment dates for such dividends and distributions on any basis, inducing payment that is less frequent than the effectiveness of such declarations. The Board of Directors shall have the discretion to designate for such dividends and distributions amounts sufficient to enable the Corporation to qualify as a "regulated investment company" under the Internal Revenue Code of 1986 or any successor or comparable statute, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability of the Corporation for Federal income tax in respect of a given year and to make other appropriate adjustments in connection therewith. Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for such dividends or distributions.

         (c) Tax Elections. The Board of Directors shall have the power, in its discretion, to make such elections as to the tax status of the Corporation as may be permitted or required by the IRC without the vote of stockholders of the Corporation.

         (d) Liquidation. At any time there are not shares of stock of the Corporation outstanding, the Board of Directors may liquidate the Corporation, in accordance with applicable law. In the event of the liquidation or dissolution of the Corporation when there are shares outstanding, the stockholders of the Corporation shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets of the Corporation over the liabilities of the Corporation. Any such excess amounts will be distributed to each stockholder of the Corporation in proportion to the number of outstanding shares held by that stockholder and recorded on the books of the Corporation.


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         Subject to the requirements of applicable law, dissolution of the
         Corporation may be accomplished by distribution of assets to stockholders as provided herein, or in any other legal manner.

         (e) Voting Rights. Each share of stock shall entitle the holder thereof to one vote for each dollar (and each fractional dollar thereof) of net asset value (number of shares owned times net asset value per share) of shares of stock outstanding in such holder's name on the books of the Corporation, irrespective of the class or series thereof, and all shares of stock shall be voted in the aggregate and not by class; provided, however, that to the extent class or series voting is required by the 1940 Act or Maryland law, or otherwise directed by the Board of Directors, as to any such matter, shares of stock shall be voted by individual class or series. No holder of shares of any class or series of stock shall be entitled to vote on any acquisition of assets of another corporation with and into the Corporation if the consideration for such acquisition consists solely of the shares of another class or series of stock of the Corporation. The net asset value of a share of any class or series of stock of the Corporation shall be determined by or in accordance with the determination of the Board of Directors, which is authorized to determine the methods to be used to value the assets of a class or series, the amount and allocation of liabilities of the Corporation to each class or series, and all other matters in connection therewith.

         (f) Quorum. The presence in person or by proxy at a meeting of the stockholders of the holders of one-third of the shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at any meeting of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.


         (g) Class B Shares. Except as set forth below, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class B Shares of Common Stock are those set forth in this
         ARTICLE V, and in the provisions relating to stock of the Corporation generally. In addition, all such Class B Shares shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption:

                  (1) Subject to the provisions of paragraph (3) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall automatically convert to Class A Shares eight (8) years after the end of the calendar month in which a shareholder's order to purchase such shares was accepted.


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                  (2) Subject to the provisions of paragraph (3) below, Class B
                  Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares in the same proportion as any Class B Shares (other than those in the sub-account) convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares hall have all the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.

                  (3) If a series of the Corporation implements any amendment to a Rule 12b-1 Plan (or, if presented to shareholders, adopts or implements a non-Rule 12b-1 shareholder services plan) that the Board of Directors determines would materially increase the charges that may be borne by the holders of Class A Shares under such plan, the Class B Shares will stop converting to the Class A Shares unless the Class B Shares, voting separately, approve the amendment or adoption. The Board of Directors shall have sole discretion in determining whether such amendment or adoption is submitted to a vote of the holders of Class B Shares. Should such amendment or adoption not be submitted to a vote of the holders of Class B shares or, if submitted, should the holders of Class B Shares fail to approve such amendment or adoption, the Board of Directors shall take such action as is necessary to: (A) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoptions; and
                  (B) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Board of Directors to implement the foregoing, and at the sole discretion of the Board of Directors, such action may include the exchange or conversion of all Class B Shares for or into a new class (the "New Class B Shares"), identical in all respects to the Class B Shares except that the New Class B Shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Board of Directors reasonably believes will not be subject to federal taxation.

5.5 Authorizing Vote. Notwithstanding any provision of the General Laws of the State of Maryland requiring for any purpose a proportion greater than a majority of the votes of the shares of the Corporation, the affirmative vote of the holders of a majority of the total number of shares of the Corporation, outstanding and entitled to vote under such circumstances pursuant to these Articles of Incorporation and the By-Laws of the Corporation shall be effective for such purpose; provided that, to the extent consistent with the General Laws of the State of Maryland and other applicable law, the By-Laws may provide for

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authorization to be by the vote of a proportion less than a majority of the votes of the Corporation.

5.6 Preemptive Rights. No stockholder of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares or any other securities of the Corporation which the Corporation proposes to issue or sell; and any or all of such shares or securities of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and sold to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said stockholder.

5.7      Redemption.

         (a) The Board of Directors shall authorize the Corporation, to the extent it has funds or other property legally available therefor and subject to such reasonable conditions as the directors may determine, to permit each holder of shares of capital stock of the Corporation to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the applicable redemption price of such shares (which may reflect such fees and charges as the Board of Directors may establish from time to time) determined in accordance with procedures established by the Board of Directors of the Corporation from time to time in accordance with applicable law.

         (b) Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem stock of the Corporation owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including but not limited to (1) failure to provide the Corporation with a tax identification number, (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, and (3) failure to maintain the characteristics or qualifications established by the Board of Directors for a particular class or series, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

         (c) Payment for redeemed stock shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially in securities or other property or assets of the Corporation. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances.

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         No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

         (d) All rights of a stockholder with respect to a share redeemed, including the right to receive dividends and distributions with respect to such share, shall cease and determine as of the time as of which the redemption price to be paid for such shares shall be fixed, in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein.

         (e) Notwithstanding any other provision of this Article 5.7, the Board of Directors may suspend the right of stockholders to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the 1940 Act. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its discretion, shall deem reasonable, such determination to be conclusive.

         (f) Shares which have been redeemed shall constitute authorized but unissued shares of such class and series redeemed.

5.8 Repurchase of Shares. The Board of Directors may by resolution from time to time authorize the Corporation to purchase or otherwise acquire, directly or through an agent, shares of its outstanding stock upon such terms and conditions and for such consideration as permitted by applicable law and determined to be reasonable by the Board of Directors and to take all other steps deemed necessary in connection therewith. Shares so purchased or acquired shall have the status of authorized but unissued shares of such class and series acquired.

5.9 Valuation. Subject to the requirements of applicable law, the Board of Directors may, in its absolute discretion, establish the basis or method, timing and frequency for determining the value of assets belonging to the Corporation and for determining the net asset value of shares of the Corporation for purposes of sales, redemptions, repurchases or otherwise. Without limiting the foregoing, the Board of Directors may determine that the net asset value per share should be maintained at a designated constant value and may establish procedures, not inconsistent with applicable law, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to shares of the Corporation from time to time, for automatic pro rata capital contributions from each stockholder in amounts sufficient to maintain the designated constant share value.

5.10 Certificates. Subject to the requirements of the Maryland General Corporation Law, the Board of Directors may authorize the issuance of some or all of the shares without certificates and may establish such conditions as it may determine in connection with the

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issuance of certificates. The Corporation is not obligated to issue stock certificates evidencing fractional shares.

5.11 Shares Subject to Articles and By-Laws. All persons who shall acquire shares of capital stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation and the By-Laws of the Corporation, as each may be amended, supplemented and/or restated from time to time.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

6.1 Number of Directors. Prior to the issuance of stock, the number of directors of the Corporation may be one (1) and after the issuance of stock shall be as provided in the By Laws, provided that the By-Laws may, subject to the limitations of the Maryland General Corporation Law, fix a different number of directors and may authorize a majority of the directors to increase or decrease the number of directors set by these Articles or the By-Laws within limits set by the By-Laws and to fill vacancies created by an increase in the number of directors. Unless otherwise provided by the By-Laws, the directors of the Corporation need not be stockholders of the Corporation. The name of the initial director who will serve until his successor is designated and qualified is:

                                Harold J. Baxter

6.2 Removal of Directors. Subject to the limits of the 1940 Act and unless otherwise provided by the By-Laws, a director may be removed, with or without cause, by the affirmative vote of a majority of (a) the Board of Directors, (b) a committee of the Board of Directors appointed for such purpose, or (c) the stockholders by vote of a majority of the outstanding shares of the Corporation.

6.3      Liability of Directors and Officers.

         (a) To the fullest extent permitted by the Maryland General Corporation Law and the 1940 Act, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for money damages. No amendment to these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

         (b) In performance of its duties, a director is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared by others, to the extent not inconsistent with the General Laws of the State of Maryland. A person who performs his duties in accordance with the standards of

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         Article 2-405.1 of the Maryland General Corporation Law or otherwise in accordance with applicable law shall have no liability by reason of being or having been a director of the Corporation.

6.4 Powers of Directors. In addition to any powers conferred herein or in the By-Laws, the Board of Directors may, subject to any express limitations contained in these Articles of Incorporation or in the By-Laws, exercise the full extent of powers conferred by the General Laws of the State of Maryland or other applicable law upon corporations or directors thereof and the enumeration and definition of particular powers herein or in the By-Laws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

         (a) to make, alter, amend or repeal from time to time the By-Laws of the Corporation except as otherwise provided by the By-Laws;

         (b) subject to requirements of the 1940 Act and the General Laws of the State of Maryland, to authorize the Corporation to enter into contracts with any person, including any firm, corporation, trust or association in which a director, officer, employee or stockholder of the Corporation may be interested. Such contracts may be for any lawful purpose, whether or not such purpose involves delegating functions nominally performed by the board of directors or officers of a corporation, including, but not limited to, the provision of investment management for the Corporation's investment portfolio, the distribution of securities issued by the Corporation, the administration of the Corporation's affairs, the provision of transfer agent services with respect to the Corporation's shares of capital stock, and the custody of the Corporation's assets. Any person (including its affiliates) may be retained in multiple capacities pursuant to one or more contracts and may also perform services, including similar or identical services, for others, including other investment companies. Subject to the requirements of applicable law, such contracts may provide for compensation to be paid by the Corporation in such amounts, including payments of multiple amounts for persons (inducing their affiliates) acting in multiple capacities, as the Board of Directors shall determine in its discretion to be proper and reasonable.

         (c) to authorize from time to time the payment of compensation to the Directors for services to the Corporation, including fees for attendance at the meetings of the Board of Directors and committees thereof.

6.5 Determinations by Board of Directors. Any determination made by or pursuant to the direction of the Board of Directors and in accordance with the standards set by the General Laws of the State of Maryland shall be final and conclusive and shall be binding upon the Corporation and upon all stockholders, past, present and future, of the Corporation.


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6.6 Independent and Disinterested Directors. A director of the Corporation who is not an interested person, as defined in the 1940 Act, shall be deemed to be independent and disinterested for purposes of making any determination or taking any action within the powers of the directors of the Corporation.

                                   ARTICLE VII

           PROVISIONS FOR DEFINING, LIMITING AND REGULATING THE POWERS
              OF THE CORPORATION AND THE DIRECTORS AND STOCKHOLDERS

7.1 Location of Meetings, Offices and Books. Both directors and stockholders may hold meetings within or without the State of Maryland and abroad, and the Corporation may have one or more offices and may keep its books within or without the State of Maryland and abroad at such places as the directors shall determine.

7.2 Meetings of Stockholders. Except as otherwise provided in the By-Laws, in accordance with applicable law, the Corporation shall not be required to hold an annual meeting of stockholders in any year unless required by applicable law. Election of directors, whether by the directors or by stockholders, need not be by ballot unless the By-Laws so provide.

7.3 Inspection of Records. Stockholders of the Corporation shall have only such rights to inspect and copy the records, documents, accounts and books of the Corporation and to request statements regarding its affairs as are provided by the Maryland General Corporation Law, subject to such reasonable regulations, not contrary to the General Laws of the State of Maryland, as the Board of Directors may from time to time adopt regarding the conditions and limits of such rights.

7.4 Indemnification. The Corporation, including its successors and assigns, shall indemnify its directors and officers and make advance payment of related expenses to the fullest extent permitted, and in accordance with the procedures required, by the General Laws of the State of Maryland and the 1940 Act. The By-Laws may provide that the Corporation shall indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any director, officer, employee or agent may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against any liability (including, with respect to employee benefit plans, excise taxes) asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Article

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



7.4 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of these Articles of Incorporation shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.


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



7.5 Wholly-Owned Subsidiaries. The Corporation may own all or any portion of the securities of, make loans to, or contribute to the costs or other financial requirements of any company which is wholly owned by the Corporation or owned by the Corporation and one or more other investment companies and is primarily engaged in the business of providing, at cost, management, administrative or related services to the Corporation or to the Corporation and other investment companies.

7.6 Amendments. The Corporation reserves the right to amend, alter, change or repeal any provision of these Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

7.7 Reference to Statutes, Articles and By-Laws. All references herein to statutes, to these Articles of Incorporation or to the By-Laws shall be deemed to refer to those statutes, Articles or By-Laws as they are amended and in effect from time to time.

IN WITNESS WHEREOF, the undersigned Incorporator of PBHG ADVISOR FUNDS, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act.

Dated this 8th day of January, 1998.


                                               /s/ John M. Zerr
                                               ------------------------------
                                                   John M. Zerr, Incorporator


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